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GUARANTEED MINIMUM INCOME BENEFIT RIDER

                                                           [MINNESOTA LIFE LOGO]

Minnesota Life Insurance Company,                       Fax 651.665.7942
a Securian Financial Group affiliate                    Toll Free 1.800.362.3141
Annuity Services  o  A3-9999                            Local 651.665.4877
400 Robert Street North                                 www.minnesotalife.com
- St. Paul, Minnesota 55101-2098
--------------------------------------------------------------------------------

Rider Effective Date:   [December 1, 2009]

This rider is attached to and made part of this contract as of the Rider Effective Date. Terms not defined in this rider have the meaning given to them in the contract. The rider's provisions shall control if there is a conflict between this rider and the contract. Once elected, the rider may not be terminated except as provided herein.

RIDER BENEFIT DESCRIPTION
This rider guarantees that on any Benefit Date, your minimum monthly fixed Annuity Payment will not be less than the Guaranteed Minimum Income Benefit
(GMIB). The GMIB is the fixed Annuity Payment amount provided by applying the Benefit Base, adjusted for any applicable premium tax not previously deducted from Purchase Payments, to the Guaranteed Minimum Income Benefit rates in Appendix C. THIS GMIB RIDER DOES NOT PROVIDE A CASH VALUE OR ANY MINIMUM CONTRACT VALUE.

If the Owner is a natural person, the Owner must also be named as an Annuitant. If the Owner of this contract is other than a natural person, such as a trust or other similar entity, the rider guarantees and benefits will be based on the life of the Annuitant(s). Any references in this rider to the age of the Owner will apply to the Annuitant if the Owner is other than a natural person.

BENEFIT DATE
Benefit Dates for this rider are:
   (a) the later of: the [10th] Contract Anniversary following the Rider Effective Date or the [10th] Contract Anniversary following the last Optional Reset, if applicable; or
   (b) any subsequent Contract Anniversary prior to the Contract Anniversary following the oldest Owner's [90th] birthday or the rider's termination.

EXERCISING THE BENEFIT
While this rider is in effect, you may make an election on or during the 30-day period immediately following the Benefit Date to receive the GMIB provided by this rider. Unless we agree otherwise in writing, any election to receive the GMIB applies to the entire contract.

The fixed Annuity Payment amount for an available Annuity Payment option will be the greater of:
   (a) the fixed Annuity Payment provided by the other terms of the contract for the same Annuity Payment option; or
   (b) the fixed Annuity Payment  calculated under the terms of this rider.

BENEFIT BASE
The Benefit Base is equal to the greater of:
   (a) the Highest Anniversary Value; or
   (b) the Roll-up Value.

The Benefit Base is subject to a maximum of [$5,000,000].

While this rider is in effect, withdrawals may be required to be deducted from your values in the General Account, Fixed Account and each Sub-Account of the Variable Account on a pro-rata basis relative to your Contract Value.

For purposes of this rider, amounts withdrawn from Contract Value which are applied to provide Annuity Payments will be treated as a withdrawal.

HIGHEST ANNIVERSARY VALUE
If the Rider Effective Date is the same as the Contract Date, the initial Highest Anniversary Value is equal to Purchase Payment(s) applied on the Contract Date. If the rider is added after the Contract Date, the initial Highest Anniversary Value is equal to the Contract Value on the Rider Effective Date.

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During each Contract Year, the Highest Anniversary Value will increase by any
Purchase Payments received and will be adjusted, on a pro-rata basis, for amounts withdrawn from the contract. The pro-rata adjustment will reduce the Highest Anniversary Value by the same proportion that the amount withdrawn bears to the Contract Value immediately prior to the withdrawal.

On every subsequent Contract Anniversary, up to and including the Contract Anniversary following the oldest Owner's [80th] birthday, if the Contract Value is greater than the current Highest Anniversary Value, the Highest Anniversary Value will be set to the Contract Value.

ROLL-UP VALUE
If the Rider Effective Date is the same as the Contract Date, the initial Roll-up Value is equal to Purchase Payment(s) applied on the Contract Date. If the rider is added after the Contract Date, the initial Roll-up Value is equal to the Contract Value on the Rider Effective Date.

The Roll-up Value is the initial Roll-up Value, adjusted for Purchase Payments, and adjusted for any withdrawals as described below, accumulated with interest at an annual effective rate of [5%] through the Contract
Anniversary following the oldest Owner's [80th] birthday.   Any amount
withdrawn in a single Contract Year which is less than or equal to the greater of the [5%] of the Roll-up Value as of the prior Contract Anniversary, or the Required Minimum Distribution (RMD) amount, as described below, will reduce the Roll-up Value by the amount of the withdrawal.

Any withdrawal that causes the cumulative withdrawals for the Contract Year to exceed the greater of [5%] of the Roll-up Value as of the prior Contract Anniversary, or the RMD amount, will reduce the Roll-up Value on a pro-rata basis. The pro-rata reduction will reduce the Roll-up Value by the same proportion that the amount withdrawn bears to the Contract Value immediately prior to the withdrawal.

REQUIRED MINIMUM DISTRIBUTION (RMD)
For purposes of this rider, the RMD amount is the amount needed, based on the value of your Contract and any riders, to meet any required minimum distribution requirement pursuant to the Internal Revenue Code, as amended from time to time, and the regulations promulgated thereunder. Contracts to which RMD applies include those issued pursuant to a retirement plan under the provisions of Section 401, 403, 404, 408, or 457 of the Internal Revenue Code. Amounts withdrawn in excess of the RMD may result in a pro-rata adjustment as described above.

SUBSEQUENT PURCHASE PAYMENTS
Purchase Payments after the first Contract Year following the Rider Effective Date are limited to a total of $25,000 without our prior consent.

OPTIONAL RESET
Beginning with the [third] Contract Anniversary following the Rider Effective Date and ending with the Contract Anniversary following the oldest Owner's [80th] birthday, you may elect to reset the Roll-up Value. Upon reset, the Roll-up Value will be set equal to the Contract Value on the date of reset. The next available Benefit Date will be the [10th] Contract Anniversary following reset. A reset can only occur on a Contract Anniversary if the Contract Value is greater than the Roll-up Value at the time of reset. Upon reset, the rider charge will be changed to the then current charge and a new [three] year period will be required before another reset may be elected. No reset will be made unless we receive your Written Request of the election to reset within 30 days prior to the applicable Contract Anniversary.

AUTOMATIC PAYMENT PHASE
If,prior to the earliest Benefit Date, the Contract Value is reduced to zero immediately after a withdrawal or charge, and the cumulative withdrawals for the Contract Year do not exceed the greater of [5%] of the Roll-up Value as of the prior Contract Anniversary or the RMD amount, the GMIB will be automatically exercised on the date the Contract Value falls to zero. Unless otherwise agreed to by us, the Benefit Base will be applied to provide monthly Annuity Payments under a Life with a Period Certain of [60] months option based on the age of the oldest Annuitant.

However, if in any prior Contract Year the cumulative withdrawals for the Contract Year exceed the greater of [5%] of the Roll-up Value as of the prior Contract Anniversary or the RMD amount, then the Automatic Payment Phase will no longer apply. If the Contract Value subsequently falls to zero, the contract and this rider will terminate with no further benefit.

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ANNUITY PAYMENT OPTIONS
You may elect the GMIB to be paid under one of the following Annuity Payment options:

   - Life Annuity - Annuity Payments payable for the lifetime of the Annuitant, ending with the last income payment due prior to the Annuitant's death.

   - Life with a Period Certain of [60] Months - Annuity Payments payable for the lifetime of the Annuitant; provided, if the Annuitant dies before income payments have been made for the entire period certain, income payments will continue to the Beneficiary for the remainder of the period.

   - Joint Life with 100% to Survivor - Annuity Payments payable for the joint lifetimes of the Annuitant and designated Joint Annuitant. The income payments end with the last income payment due before the survivor's death.

   - Joint Life with 100% to Survivor with a Period Certain of [60] Months - Annuity Payments payable for the joint lifetimes of the Annuitant and Joint Annuitant; provided, if both Annuitants die before income payments have been made for the entire period certain, income payments will continue to the beneficiary for the remainder of the period.

If a single life option is chosen and Joint Owners are named, monthly fixed Annuity Payments will be made for the lifetime of the oldest Joint Owner. You may name a Joint Annuitant on the Benefit Date for purposes of a Joint Life option provided the Joint Annuitant is your spouse or the difference in ages of the Annuitants is no more than 10 years.

Annuity Payments will be made on a monthly basis, unless otherwise agreed to by you and us. If the amount of the Benefit Base is less than [$5,000], we reserve the right to make one lump sum payment in lieu of Annuity Payments. If the amount of the first Annuity Payment is less than $150, we may reduce the frequency of Annuity Payments to meet the minimum payment requirement.

CONTRACT VALUE ALLOCATION PLAN
While this rider is in effect, the full Contract Value must be allocated to the General Account or Fixed Account, if available, and/or Sub-Accounts of the Variable Account according to an Allocation Plan approved by us. The Contract Value may be required to be automatically rebalanced each quarter according to the Allocation Plan then in effect. You may reallocate the full Contract Value from the current Allocation Plan to another available Allocation Plan approved by us for use with this rider. Any reallocation request must be received in our home office by Written Request or other form acceptable to us. The reallocation will be effective on the Valuation Date coincident with or next following the day we receive the complete request at our home office. We reserve the right to add, delete, or modify Allocation Plans. In the event you make an additional Purchase Payment or request a transfer to an Allocation Plan that is no longer available, you will be required to provide a new allocation to one of the Allocation Plans available at that time.

If participation in the Allocation Plan or automatic rebalancing exceeds contract maximums or transfer limitations relative to the General Account or Fixed Account, such limitations will be waived while this rider is in effect.

RIDER CHARGE
The annual rider charge is equal to [0.95%] of the Benefit Base, subject to a maximum charge of [1.50%]. Beginning with the first Contract Anniversary following the Rider Effective Date and every Contract Anniversary thereafter, the annual rider charge will be multiplied by the Benefit Base on that date and will be deducted on a pro-rata basis from Contract Values allocated to the Variable Account.

If you elect the Optional Reset and the rider charge applicable to new customers purchasing the Guaranteed Minimum Income Benefit Rider exceeds your current rider charge, we reserve the right to increase the charge for your rider. The rider charge following the increase will not exceed the current rider charge for new issues. If we are no longer issuing this rider, we reserve the right to increase the rider charge to an amount that will not exceed the maximum annual rider charge.

The rider charge will be discontinued when the rider terminates.

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SPOUSAL CONTINUATION
If you die and the contract to which this rider is attached is continued on the life of your spouse as defined by federal law, pursuant to Code Section 72(s) and the terms of the contract, the rider will continue with your surviving spouse as Owner and Annuitant for purposes of this benefit.

Spousal continuation will not affect the Benefit Base calculation or the initial Benefit Date; however, the new Annuitant's age will be used to determine the amount of fixed Annuity Payment available under this rider.

RIDER TERMINATION
This rider will terminate upon the earliest of:

   (a) the Contract Anniversary following the oldest Owner's [90th] birthday;
       or
   (b) termination or surrender of the contract, other than due to a withdrawal that triggers the Automatic Payment Phase of this rider; or
   (c) any change of Owner or Joint Owner after the Rider Effective Date; or, in the case of a non-natural Owner, any change of Annuitant, other than the addition of a Joint Annuitant as provided for under Annuity Payment Options, after the Rider Effective Date; or
   (d) the Annuity Commencement Date where all remaining amount available has been applied to provide Annuity Payments; or
   (e) the death of the Owner or Joint Owner (or Annuitant if the Owner is not a natural person) unless the contract is continued subject to the Spousal Continuation provision; or
   (f) the date the GMIB is exercised.

Upon termination of this rider, the benefits and charges within this rider will terminate. A pro-rata amount of the rider charge will be deducted upon termination of the rider or surrender of the contract.


/s/ Dennis E. Prohofsky                               /s/ Robert L. Senkler
Secretary                                                         President

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              APPENDIX C - GUARANTEED MINIMUM INCOME BENEFIT RATES

The following tables show the minimum dollar amount of monthly fixed Annuity Payment that can be provided with each $1,000 of available value.

The rates shown are based on an interest rate of 1.50%, compounded annually, and the Annuity 2000 Mortality Table with a ten-year age setback. Dollar amounts for ages or payment frequencies other than those shown here will be calculated on the same basis and may be obtained from us upon request.

Annuitant and Joint Annuitant age are determined on an age nearest birthday basis as of the Annuity Commencement Date and will be further adjusted based on the year of commencement as follows:

           ANNUITY COMMENCEMENT YEAR                  AGE ADJUSTMENT
           -------------------------                  --------------
                 2030 - 2039                                -1
                 2040 - 2049                                -2
               2050 and later                               -3

MALE ANNUITANT               LIFE WITH     FEMALE ANNUITANT              LIFE WITH
 ADJUSTED AGE      LIFE      60 MONTHS       ADJUSTED AGE       LIFE     60 MONTHS
--------------     -----     ---------     ----------------     -----    ---------
      55           $2.94       $2.93               55           $2.74      $2.74
      60            3.24        3.24               60            3.00       3.00
      65            3.63        3.63               65            3.34       3.33
      70            4.15        4.13               70            3.78       3.77
      75            4.85        4.81               75            4.37       4.35
      80            5.82        5.73               80            5.19       5.15
      85            7.15        6.94               85            6.39       6.28
      90            9.01        8.49               90            8.16       7.84

                         JOINT AND 100% TO SURVIVOR

                                  FEMALE ANNUITANT ADJUSTED AGE
MALE ANNUITANT                    -----------------------------
 ADJUSTED AGE       55      60      65      70      75      80      85      90
--------------     ----    ----    ----    ----    ----    ----    ----    ----
     55           $2.51   $2.61   $2.70   $2.77   $2.83   $2.87   $2.90   $2.91
     60            2.58    2.72    2.85    2.96    3.05    3.12    3.17    3.20
     65            2.63    2.80    2.98    3.15    3.29    3.41    3.50    3.56
     70            2.67    2.87    3.09    3.32    3.54    3.73    3.89    4.00
     75            2.69    2.92    3.18    3.47    3.77    4.07    4.33    4.53
     80            2.71    2.95    3.24    3.58    3.97    4.39    4.80    5.16
     85            2.72    2.97    3.28    3.66    4.12    4.66    5.25    5.83
     90            2.73    2.98    3.30    3.71    4.22    4.86    5.64    6.48


                   JOINT AND 100% TO SURVIVOR WITH 60 MONTHS

                                  FEMALE ANNUITANT ADJUSTED AGE
MALE ANNUITANT                    -----------------------------
 ADJUSTED AGE       55      60      65      70      75      80      85      90
--------------     ----    ----    ----    ----    ----    ----    ----    ----
      55          $2.51   $2.61   $2.70   $2.77   $2.83   $2.87   $2.90   $2.91
      60           2.58    2.72    2.85    2.96    3.05    3.12    3.17    3.20
      65           2.63    2.80    2.98    3.15    3.29    3.41    3.50    3.56
      70           2.67    2.87    3.09    3.32    3.54    3.73    3.89    3.99
      75           2.69    2.92    3.18    3.47    3.77    4.07    4.33    4.53
      80           2.71    2.95    3.24    3.58    3.97    4.39    4.80    5.15
      85           2.72    2.97    3.28    3.66    4.12    4.66    5.24    5.81
      90           2.73    2.98    3.30    3.71    4.22    4.86    5.62    6.45

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                APPENDIX C - GUARANTEED MINIMUM INCOME BENEFIT RATES

The following tables show the minimum dollar amount of monthly fixed Annuity Payment that can be provided with each $1,000 of available value.

The rates shown are based on an interest rate of 1.50%, compounded annually, and the Annuity 2000 Mortality Table with a ten-year age setback, blended to provide genderless rate. Dollar amounts for ages or payment frequencies other than those shown here will be calculated on the same basis and may be obtained from us upon request.

Annuitant and Joint Annuitant age are determined on an age nearest birthday basis as of the Annuity Commencement Date and will be further adjusted based on the year of commencement as follows:

               ANNUITY COMMENCEMENT YEAR              AGE ADJUSTMENT
               -------------------------              --------------
                      2030 - 2039                           -1
                      2040 - 2049                           -2
                    2050 and later                          -3


                     ANNUITANT                      LIFE WITH
                    ADJUSTED AGE        LIFE        60 MONTHS
                    ------------        ----        ---------
                         55            $2.78          $2.78
                         60             3.05           3.05
                         65             3.40           3.39
                         70             3.85           3.84
                         75             4.46           4.44
                         80             5.31           5.26
                         85             6.54           6.41
                         90             8.32           7.97


                        JOINT AND 100% TO SURVIVOR

                          JOINT ANNUITANT ADJUSTED AGE
  ANNUITANT               ----------------------------
ADJUSTED AGE         55     60     65     70     75     80     85     90
------------        ----   ----   ----   ----   ----   ----   ----   ----
     55            $2.48  $2.56  $2.63  $2.68  $2.72  $2.74  $2.76  $2.77
     60             2.56   2.68   2.79   2.87   2.93   2.98   3.01   3.03
     65             2.63   2.79   2.94   3.07   3.18   3.26   3.32   3.35
     70             2.68   2.87   3.07   3.27   3.44   3.59   3.69   3.76
     75             2.72   2.93   3.18   3.44   3.71   3.94   4.13   4.27
     80             2.74   2.98   3.26   3.59   3.94   4.30   4.63   4.89
     85             2.76   3.01   3.32   3.69   4.13   4.63   5.14   5.61
     90             2.77   3.03   3.35   3.76   4.27   4.89   5.61   6.35


               JOINT AND 100% TO SURVIVOR WITH 60 MONTHS

                          JOINT ANNUITANT ADJUSTED AGE
  ANNUITANT               ----------------------------
ADJUSTED AGE         55     60     65     70     75     80     85     90
------------        ----   ----   ----   ----   ----   ----   ----   ----
     55            $2.48  $2.56  $2.63  $2.68  $2.72  $2.74  $2.76  $2.77
     60             2.56   2.68   2.79   2.87   2.93   2.98   3.01   3.03
     65             2.63   2.79   2.94   3.07   3.18   3.26   3.32   3.35
     70             2.68   2.87   3.07   3.27   3.44   3.59   3.69   3.76
     75             2.72   2.93   3.18   3.44   3.71   3.94   4.13   4.27
     80             2.74   2.98   3.26   3.59   3.94   4.30   4.63   4.89
     85             2.76   3.01   3.32   3.69   4.13   4.63   5.14   5.60
     90             2.77   3.03   3.35   3.76   4.27   4.89   5.60   6.33